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                                                               99.EXHIBIT (i)(2)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

     We consent to the references to our firm under the heading "Other Information", and on the back cover page under "Legal Counsel", in the prospectus included in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A for The Ameristock Mutual Fund, Inc. (File No. 33-98276). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ W.Thomas Conner
                                           -------------------------------------
                                                W.Thomas Conner, Esq.